     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2001


                                                      REGISTRATION NO. 333-45388
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                       LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 4812                                33-0811062
     (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                           10307 PACIFIC CENTER COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 882-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

              AGENT FOR SERVICE:                                 COPIES TO:
               HARVEY P. WHITE                              SCOTT N. WOLFE, ESQ.
           CHIEF EXECUTIVE OFFICER                        BARRY M. CLARKSON, ESQ.
      LEAP WIRELESS INTERNATIONAL, INC.                       LATHAM & WATKINS
          10307 PACIFIC CENTER COURT                 12636 HIGH BLUFF DRIVE, SUITE 300
         SAN DIEGO, CALIFORNIA 92121                    SAN DIEGO, CALIFORNIA 92130
                (858) 882-6000                                 (858) 523-5400

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS (Subject to Completion, dated June 11, 2001)


                                 $1,000,000,000

                       LEAP WIRELESS INTERNATIONAL, INC.

                                DEBT SECURITIES

                                PREFERRED STOCK

                               DEPOSITARY SHARES

                                  COMMON STOCK

                                    WARRANTS

                                     RIGHTS

                                     UNITS
                           -------------------------

     We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $1,000,000,000:

     - debt securities, which may consist of debentures, notes or other types of debt;

     - shares of preferred stock;

     - shares of preferred stock represented by depositary shares;

     - shares of common stock;

     - warrants to purchase debt securities, preferred stock or common stock;

     - rights to purchase shares of common stock; and

     - units consisting of two or more of the foregoing.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     Our common stock is listed on the Nasdaq National Market under the symbol "LWIN."
                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts.
                           -------------------------

                 The date of this prospectus is          , 2001

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.
                           -------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    3
Where You Can Find More Information.........................    4
Forward-Looking Statements..................................    5
Leap Wireless International.................................    6
Use of Proceeds.............................................    6
Ratio of Earnings to Fixed Charges..........................    6
Description of Debt Securities..............................    7
Description of Capital Stock................................   16
  Common Stock..............................................   16
  Preferred Stock...........................................   16
Description of Depositary Shares............................   19
Description of Warrants.....................................   22
Description of Rights.......................................   25
Description of Units........................................   26
Plan of Distribution........................................   27
Legal Matters...............................................   30
Experts.....................................................   30

                           -------------------------

     Whenever we refer to "Leap," "we," "our" or "us" in this prospectus, we mean Leap Wireless International, Inc. and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to "you" or "yours," we mean the holders of the applicable series of securities.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     Leap is subject to the informational requirements of the Securities Exchange Act of 1934, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. You may also access filed documents at the SEC's Web site at www.sec.gov.

     We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus.

     We incorporate by reference the following documents we have filed, or may file, with the SEC:


     - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC on March 2, 2001;


     - Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended August 31, 1999 filed on Form 10-K/A with the SEC on June 28, 2000;


     - Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the SEC on May 15, 2001;


     - Our Current Report on Form 8-K dated January 11, 2001 filed with the SEC on January 19, 2001 and Amendment No. 1 thereto filed on Form 8-K/A with the SEC on January 25, 2001;

     - Our Current Report on Form 8-K dated January 23, 2001 filed with the SEC on January 31, 2001;

     - Our Current Report on Form 8-K dated February 14, 2001 filed with the SEC on February 14, 2001;

     - Our Current Report on Form 8-K dated March 16, 2001 filed with the SEC on March 16, 2001;


     - Our Current Report on Form 8-K dated April 9, 2001 filed with the SEC on April 9, 2001;



     - Our Current Report on Form 8-K dated April 19, 2001 filed with the SEC on April 20, 2001;



     - Our Current Report on Form 8-K dated May 2, 2001 filed with the SEC on May 3, 2001;


     - The description of our common stock and associated preferred stock purchase rights contained in our Registration Statement on Form 10 filed with the SEC on July 1, 1998, as amended; and

     - All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before termination of this offering.

     A statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

                       Leap Wireless International, Inc.
                           10307 Pacific Center Court
                          San Diego, California 92121
                                 (858) 882-6000

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Leap, including, among other things:

     - changes in the economic conditions of the various markets our subsidiaries serve which could adversely affect the market for wireless services;

     - our ability to access capital markets;

     - a failure to meet the operational, financial or other covenants contained in our credit facilities;

     - our ability to rollout networks in accordance with our plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties;

     - failure of network systems to perform according to expectations;

     - the effect of competition;

     - the acceptance of our product offering by our target customers;

     - our ability to retain customers;

     - our ability to maintain our cost, market penetration and pricing structure in the face of competition;

     - uncertainties relating to negotiating and executing definitive agreements and the ability to close pending transactions;

     - technological challenges in developing wireless data services and customer acceptance of such services if developed;


     - our ability to integrate the businesses and technologies we acquire;


     - rulings by courts or the FCC adversely affecting our rights to own and/or operate certain wireless licenses; and

     - other factors detailed in our other SEC filings.

     You can identify these forward-looking statements by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this prospectus.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                          LEAP WIRELESS INTERNATIONAL


     Leap is a wireless communications carrier that is providing innovative, affordable, simple wireless services designed to accelerate the transformation of wireless service into a mass consumer product. We generally seek to address a much broader population segment than traditional wireless providers have addressed to date. In the U.S., we are offering wireless service under the brand name "Cricket(TM)." Our innovative Cricket strategy is designed to extend the benefits of mobility to the mass market by offering wireless service that is as simple to understand and use as, and priced competitively with, traditional landline service. In each of our markets, we are deploying 100% digital, Code Division Multiple Access, or CDMA, networks that we believe provide higher capacity and more efficient deployment of capital than competing technologies. This, when combined with our efforts to streamline operation and distribution systems, allows us to be a low-cost provider of wireless services in each of our markets.


     Leap was formed as a Delaware corporation in June 1998 as a subsidiary of Qualcomm Incorporated. In September 1998, Qualcomm distributed all of the common stock of Leap to Qualcomm's stockholders as a taxable dividend. Our executive offices are located at 10307 Pacific Center Court, San Diego, CA 92121. Our telephone number is (858) 882-6000.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including acquisitions, capital expenditures and working capital. We expect to use the majority of the proceeds from offerings under this prospectus to finance future acquisitions of wireless operating licenses, including those that the FCC plans to auction, acquisitions of wireless operating systems and complementary businesses and costs related to building out wireless markets. We may invest funds not required immediately for these purposes in short-term investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges are as follows for the periods indicated:


                                                                  PERIOD FROM
                                                                 SEPTEMBER 1,                    THREE MONTHS
                                      YEAR ENDED AUGUST 31,          1999          YEAR ENDED        ENDED
                                    -------------------------   TO DECEMBER 31,   DECEMBER 31,     MARCH 31,
                                    1996   1997   1998   1999        1999             2000           2001
                                    ----   ----   ----   ----   ---------------   ------------   -------------
Ratio of earnings to fixed
  charges.........................  --     --     --     --           --              2.05            --



     For the years ended August 31, 1996, 1997, 1998, 1999, the transition period from September 1, 1999 to December 31, 1999 and the three months ended March 31, 2001, our earnings were insufficient to cover fixed charges by $0.4 million, $1.4 million, $23.6 million, $37.1 million, $52.7 million and $90.9 million, respectively. Earnings consist of pre-tax income (loss) from continuing operations adjusted to add back fixed charges, minority interest in earnings of consolidated subsidiary, losses from and write-down of investments in equity investees and amortization of capitalized interest and to subtract capitalized interest. Fixed charges consist of interest expense, including capitalized interest, amortized discounts related to indebtedness and that portion of rent expenses deemed to be interest.


     To date, we have not issued any shares of preferred stock. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

     The debt securities offered by this prospectus will be issued under an indenture between us and the trustee named therein. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have incorporated by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for the provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. Terms used in the summary below and not defined in this prospectus have the meanings specified in the indenture.

GENERAL

     The debt securities will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or in a supplemental indenture. We do not have to issue all debt securities of one series at the same time and, unless described differently in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

     There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

     We will provide in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

     - the title of the debt securities;

     - the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

     - whether we will issue the debt securities at a discount and the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the securities or upon redemption, if other than the principal amount, and the rate at which the original issue discount will accrue;

     - the date on which we will pay the principal on the debt securities;

     - the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

     - the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

     - the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

     - any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

     - our right to redeem the debt securities and the date on which, the price at which and the terms and conditions upon which we may redeem the debt securities;

     - the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

     - provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

     - whether we will issue the debt securities in registered or bearer form;

     - the currency in which we will pay principal, premium and interest on the debt securities;

     - if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

     - the manner in which we will determine the amounts of payment of principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

     - any addition to, or change or deletion of, any events of default or covenants in the indenture;

     - a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

     - any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents relating to the debt securities other than those originally appointed;

     - whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

     - any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion;

     - any subordination provisions relating to the debt securities;

     - any listing of the debt securities on a securities exchange;

     - any provisions relating to any security provided for by the debt securities; and

     - any other terms of the debt securities that will not be inconsistent with the indenture.

     We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

DENOMINATIONS, REGISTRATION, TRANSFER AND EXCHANGE

     Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000, and will be payable only in U.S. dollars.

     We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

     You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

     You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

     We are not required to:

     - register, transfer or exchange debt securities of any series during a period beginning at the opening of 15 business days before the day we transmit a notice of redemption of debt securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

     - to register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

COVENANTS

     We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

     - in the case of a consolidation or merger, (a) we are the surviving corporation, or (b) the successor corporation is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

     - immediately after giving effect to the transaction, no event of default exists.

     Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

EVENTS OF DEFAULT

     Each of the following is an event of default relating to a series of debt securities:

     - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

     - default in the payment of principal of or premium on any debt security of that series when due and payable;

     - default in the deposit of any sinking fund payment, when and as due relating to any debt security of that series;

     - default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

     - the acceleration of the maturity date of any of our indebtedness, other than non-recourse indebtedness, at any one time, in an amount exceeding the greater of (1) $25 million or (2) 5% of our consolidated net tangible assets, if the acceleration is not cancelled within 30 days;

     - events of bankruptcy, insolvency or reorganization; and

     - any other event of default provided relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

     Non-recourse indebtedness means indebtedness for which the terms provide that the lender's claim for repayment of the indebtedness is limited solely to a claim against the property which secures the indebtedness.

     Consolidated net tangible assets means the total amount of assets, including investments in joint ventures, of a company and its subsidiaries, if any, less applicable depreciation, amortization and other valuation reserves after deducting:

     - all current liabilities, excluding (1) the current portion of long-term indebtedness, (2) intercompany liabilities and (3) any liabilities which are by their terms renewable or extendible at the option of the obligor to a time more than 12 months from the time as of which the amount is being computed; and

     - all goodwill, trade names, trademarks, patents, unamortized debt discount and any other similar intangibles, all as provided on the most recent consolidated balance sheet of the company and computed in accordance with generally accepted accounting principles.

     If an event of default relating to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount, or specified amount, plus accrued and unpaid interest and premium, if payable on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration relating to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

     - the holders act before the trustee has obtained a judgment or decree for payment of the money due;

     - we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

     - we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

     We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

     The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

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

     No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     - that holder has previously given the trustee written notice of a continuing event of default relating to debt securities of that series; and

     - the holders of at least a 25% in principal amount of outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

MODIFICATION AND WAIVER

     We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

     - to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

     - to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

     - to add any events of default;

     - to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of debt securities or coupons in any material respect;

     - to change or eliminate any provision of the indenture, provided that the change or elimination will become effective only when there is no outstanding debt security issued under the indenture or coupon of any series created prior to the modification which is entitled to the benefit of the provision and as to which the modification would apply;

     - to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

     - to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

     - to establish the form or terms of debt securities and coupons as permitted by the indenture;

     - to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee; or

     - to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act or to make any other provisions which will not be inconsistent with any provision of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect.

     We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, these modifications may not, without the consent of the holder of each outstanding debt security of each series affected:

     - change the stated maturity of any debt security or coupon;

     - reduce the principal amount of any payment to be made on any debt security or coupon;

     - reduce the rate of interest or extend the time for payment of interest or premium payable upon redemption of any debt security;

     - change the coin or currency in which any debt security or any premium or interest is payable;

     - reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity;

     - impair the right to institute suit for the enforcement of any payment on or after the due date of the payment;

     - alter any redemption provisions in a manner adverse to the holders of the debt securities;

     - reduce the percentage in principal amount of the outstanding debt securities;

     - adversely affect the right of any holder to convert any debt security;

     - modify any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

     - modify any provision described in the applicable prospectus supplement as requiring the consent of each affected holder of debt securities.

     A modification which changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or which modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of debt securities and coupons of any other series.

     The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

     - a continuing default in the payment of interest on, premium or the principal amount of any debt security held by a non-consenting holder; or

     - a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

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

DEFEASANCE OF DEBT SECURITIES AND COVENANTS IN CIRCUMSTANCES

     Legal Defeasance. We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

     - to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

     - to register the transfer or exchange of debt securities;

     - to replace stolen, lost or mutilated debt securities;

     - to maintain paying agencies; and

     - to hold money in payment for trust.

     We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

     We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

     Defeasance of Covenants. Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

     - depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

     - delivering to the trustee an IRS ruling or an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

LIMITED LIABILITY OF SOME PERSONS

     No past, present or future stockholder, incorporator, employee, officer or director of Leap or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

CONVERSION RIGHTS

     We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

     - whether the debt securities are convertible into common stock or preferred stock;

     - the conversion price, or manner of calculation;

     - the conversion period;
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

     - provisions regarding whether conversion will be at our option or the option of the holders;

     - the events requiring an adjustment of the conversion price; and

     - provisions affecting conversion in the event of the redemption of the debt securities.

PAYMENT AND PAYING AGENTS

     The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

     If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

     - holders may present or surrender for payment debt securities of that series;

     - holders may surrender debt securities of that series for registration of transfer or exchange; and

     - we may be served with notices and demands regarding the debt securities of that series.

     If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

     - in the Borough of Manhattan, the City and State of New York, an office or agency (i) where holders may (1) present or surrender for payment any registered securities of that series, (2) surrender for registration or transfer any registered securities of that series, (3) surrender debt securities of that series for exchange or redemption and (4) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (ii) where we may be served with notices and demands regarding the debt securities of that series;

     - subject to any applicable laws or registration, in a place of payment for that series which is located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, so long as the debt securities of that series are listed on that exchange; and

     - subject to any applicable laws or regulations, in a place of payment for that series located outside the United States, an office or agency where holders may surrender any registered securities of that series for registration of transfer or surrender for exchange or redemption debt securities of that series and where we may receive notices and demands regarding the debt securities of that series.

     We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

     We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our

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

paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

GOVERNING LAW

     The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

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

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our charter. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. A prospectus supplement may change any of the terms of the securities described in this prospectus.

     Under our charter, the total number of shares of all classes of stock that we have authority to issue is 310,000,000, consisting of 10,000,000 shares of preferred stock and 300,000,000 shares of common stock.

COMMON STOCK


     As of June 5, 2001, we had 34,079,432 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors regarding any series of preferred stock. Subject to any preferential or other rights of any outstanding series of our preferred stock that may be designated by our board, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board from available funds and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to the holders. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable. The terms of the indenture governing our outstanding notes restrict our ability to declare or pay dividends.


     As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware, known as the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

     - prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

     - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

     - on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

PREFERRED STOCK

     Under our charter, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and our charter to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

     - the number of shares constituting each class or series;

     - voting rights;
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

     - rights and terms of redemption, including sinking fund provisions;

     - dividend rights and rates;

     - dissolution;

     - terms concerning the distribution of assets;

     - conversion or exchange terms;

     - redemption prices; and

     - liquidation preferences.

     All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

     We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

     - the title and stated value of the preferred stock;

     - the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

     - whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

     - the procedures for any auction and remarketing, if any, for the preferred stock;

     - the provisions for a sinking fund, if any, for the preferred stock;

     - the provision for redemption, if applicable, of the preferred stock;

     - any listing of the preferred stock on any securities exchange;

     - the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

     - voting rights, if any, of the preferred stock;

     - whether interests in the preferred stock will be represented by depositary shares;

     - a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

     - the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

     - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     - any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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

RANK

     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

     - senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

     - on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

     - junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

     The term equity securities does not include convertible debt securities.

PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS

     On September 9, 1998, our board of directors adopted a shareholder rights plan. Under the rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of our common stock. The common stock currently trades with a right to purchase Series A Junior Participating preferred stock. A preferred share purchase right will be attached to each share of common stock issued during the term of the rights plan. Each right entitles shareholders to buy one one-thousandth of a share of our Series A preferred stock at an exercise price of $350.00, subject to anti-dilution adjustments, upon the triggering event of a person acquiring, or making a tender or exchange offer for, 15% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 15% or more of the outstanding common stock, to purchase shares of our common stock with a market value of twice the right's exercise price. Ownership of our common stock in excess of the 15% threshold by Qualcomm Incorporated as a result of exercising its warrant to purchase 4,500,000 shares of our common stock or the warrants purchased by Qualcomm in our February 2000 units offering entitling it to purchase 770,924 shares of our common stock, however, will not trigger the rights plan, unless and until Qualcomm acquires one or more additional shares of our common stock. In addition, if a company acquires us in a merger or other business combination, or if we sell more than 50% of our consolidated assets or earning power, these rights will entitle our shareholders, other than the acquirer, to purchase, for the exercise price, shares of the common stock of the acquiring company having a market value of two times the exercise price. At any time prior to these events, the board of directors may redeem the rights at one cent per right.

     The rights plan is intended to protect shareholders in the event of an unsolicited attempt to acquire us. The right is transferred automatically with the transfer of the common stock until separate rights certificates are distributed upon the occurrence of certain events. The rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of the board of directors. This description of the rights plan is intended as a summary only and is qualified in its entirety by reference to a rights agreement dated as of September 14, 1998, as amended, between Leap and Harris Trust Company of California. To obtain a copy of the rights agreement, as amended, see the section of this prospectus entitled "Where You Can Find More Information."

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for our common stock is Computershare Investor Services LLC.

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

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

     Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. The form of deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the deposit agreement for the provisions that may be important to you. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. For more detail, we refer you to the deposit agreement itself.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

     Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

     From and after the date fixed for redemption:

     - all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

     - the depositary shares called for redemption will no longer be deemed to be outstanding; and

     - all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

     Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

VOTING OF THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF DEPOSITARY SHARES

     The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under "Charges of Preferred Stock Depositary," or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

     When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

     In addition, the deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed; or

     - there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depository will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

MISCELLANEOUS

     The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

     We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The form of warrant agreement, is filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the warrant agreement for the provisions that may be important to you. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will describe the specific terms of the warrants in a prospectus supplement. The prospectus supplement may change any of the terms of the warrants described in this prospectus.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

     - the title of the debt warrants;

     - the aggregate number of the debt warrants;

     - the price or prices at which the debt warrants will be issued;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

     - the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

     - the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

     - the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

     - the maximum or minimum number of the debt warrants which may be exercised at any time;

     - information with respect to book-entry procedures, if any;

     - a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

     - any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

     Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

EQUITY WARRANTS

     We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

     - the title of the warrants;

     - the securities for which the warrants are exercisable;

     - the price or prices at which the warrants will be issued;

     - if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

     - if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

     - the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

     - the maximum or minimum number of warrants which may be exercised at any time;

     - information with respect to book-entry procedures, if any;

     - a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

     Except as set forth in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

     Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

                             DESCRIPTION OF RIGHTS

     We may issue rights to our stockholders to purchase shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

     The prospectus supplement will provide the terms of the rights to be issued, including:

     - the date of determining the stockholders entitled to the rights distribution;

     - the aggregate number of shares of common stock purchasable upon exercise of the rights;

     - the exercise price;

     - the aggregate number of rights being issued;

     - the date, if any, on and after which the rights may be transferable separately;

     - the date on which the right to exercise the rights will commence and the date on which the right will expire;

     - if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights; and

     - any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

EXERCISE OF RIGHTS

     Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price as shall be set forth in the prospectus supplement relating to the rights being offered. Rights may be exercised at any time up to the close of business on the expiration date for the rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

     Rights may be exercised as set forth in the applicable prospectus supplement relating to the rights being offered. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon such exercise. In the event that not all of the rights issued in any rights offering are exercised, we may determine to offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                              DESCRIPTION OF UNITS

     We may issue units consisting or two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, as distinguished from the separate constituent securities comprising such units. When we issue units, we will describe the specific terms of the units in a prospectus supplement including the following:

     - the title of any series of units;

     - identification and description of the separate constituent securities comprising the units;

     - the price or prices at which the units will be issued;

     - if applicable, the date on and after which the constituent securities comprising the units will become separately transferable;

     - information with respect to book-entry procedures, if any;

     - a discussion of any material federal income tax considerations; and

     - any other terms of the units and their constituent securities.

                              PLAN OF DISTRIBUTION

GENERAL

     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. The securities also may be sold pursuant to what is known as an equity line of credit, as described below under the heading "--Equity Line of Credit." We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

     - a fixed price or prices, which may be changed;

     - market prices prevailing at the time of sale;

     - prices related to the prevailing market prices; or

     - negotiated prices.

     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

     In the event we enter into an agreement regarding an equity line of credit which contemplates an at the market equity offering, we will file a post-effective amendment to this registration statement that identifies the underwriters in that at the market equity offering.


     With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The maximum compensation we will pay to a member of the National Association of Securities Dealers in connection with any underwritten public offering, other than an equity line of credit which contemplates an at the market offering, will not exceed 8% of the gross proceeds of the offering. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.


     Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq National Market. Other securities may or may not be listed on the Nasdaq National Market or a national securities exchange. To facilitate the offering of securities, other than securities offered through an equity line of credit, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

EQUITY LINE OF CREDIT

     On December 20, 2000 we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd. Specifically, we entered into a common stock purchase agreement with Acqua Wellington, which, as amended and restated, provides that Acqua Wellington is committed to purchase up to $125,000,000 of our common stock over the 28-month term of the purchase agreement. We have filed the purchase agreement as an exhibit to this post-effective amendment to the registration statement. The total amount of securities available under the purchase agreement, as amended and restated, does not exceed 10% of the aggregate market value of our outstanding common stock that was held by our non-affiliates within sixty days prior to December 20, 2000. From time to time beginning in December 2000 and ending in April 2003 and at our sole discretion, we may present Acqua Wellington with draw down notices constituting offers to purchase our common stock over 18 consecutive trading days or such other number of trading days as agreed upon by us and Acqua Wellington. Under the purchase agreement, we are able to present Acqua Wellington with up to 24 draw down notices during the term of the agreement, with a minimum of five trading days required between each draw down period.

     Once presented with a draw down notice, Acqua Wellington is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us and set forth in the draw down notice. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 4.0% to 5.5%, based on our market capitalization on the date we issue a draw down notice. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the purchase agreement provides that Acqua Wellington will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Acqua Wellington could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

     The purchase agreement also provides that from time to time and at our sole discretion we may grant Acqua Wellington a call option to purchase additional shares of our common stock in an aggregate amount up to the applicable draw down amount requested by us in such draw down period. Upon Acqua Wellington's exercise of the call option, we will issue and sell the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Acqua Wellington notifies us of its election to exercise its call option or the threshold price of our common stock, less a discount ranging from 4.0% to 5.5%, based on our market capitalization on the date we issue a draw down notice.

     In addition to our issuance of shares of common stock to Acqua Wellington pursuant to the purchase agreement, this prospectus also covers the sale of those shares from time to time by Acqua Wellington to the public. Acqua Wellington is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

     Acqua Wellington has informed us that it intends to use Carlin Equities Corp. as the broker-dealer to sell shares of common stock on the Nasdaq National Market. Such sales will be made on the Nasdaq

National Market at prices and at terms then prevailing or at prices related to the then current market price. Carlin Equities Corp. is the same broker-dealer that Acqua Wellington used to sell shares of common stock it purchased from us in January 2001 pursuant to a draw down notice we delivered in December 2000 and related call options. Carlin Equities Corp. is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. We filed a prospectus supplement in January 2001, and according to a telephone interpretation issued by the SEC Staff, we should have filed a post-effective amendment naming Carlin Equities Corp. as an underwriter. Acqua Wellington has informed us that Carlin Equities Corp., which is not an affiliate of Acqua Wellington, will receive commissions from Acqua Wellington which will not exceed customary brokerage commissions. Acqua Wellington also will pay other expenses associated with the sale of the common stock it acquires pursuant to the purchase agreement.

     The shares of common stock may be sold in one or more of the following manners:

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

     In addition, Acqua Wellington and Carlin Equities Corp. will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Acqua Wellington or Carlin Equities Corp. Under these rules and regulations, Acqua Wellington and Carlin Equities Corp.:

     - may not engage in any stabilization activity in connection with our securities;

     - must furnish each broker which offers shares of our common stock covered by this prospectus with the number of copies of this prospectus and any prospectus supplement which are required by each broker; and

     - may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Acqua Wellington and Carlin Equities Corp.

     Acqua Wellington has agreed that prior to, during the term of and for a period of three months after the termination of the purchase agreement, neither Acqua Wellington nor any of its affiliates will be in a short position with respect to shares of our common stock. During the term of the purchase agreement, Acqua Wellington may sell the shares that it has the right to purchase pursuant to the purchase agreement, but Acqua Wellington has agreed that it will not sell any other shares of our common stock. In addition, Acqua Wellington has agreed that it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value, any shares of common stock or any securities convertible into, or exchangeable for, or warrants to purchase any shares of common stock or any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock. In the purchase agreement, Acqua Wellington also has agreed that its sales of our common stock on any trading day will not represent more than 30% of the total trading volume of our common stock, as reported on Bloomberg Financial LP, for that trading day.

     We have agreed to indemnify and hold harmless Acqua Wellington against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in the registration statement of which this prospectus is a part, or any omission or alleged omission to state in the registration statement or any document incorporated by reference in the registration statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Acqua Wellington. We have agreed to pay all of Acqua Wellington's reasonable fees and expenses related to the transactions contemplated by the purchase agreement, except that we are obligated to pay only up to $50,000 of the reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Acqua Wellington in connection with the preparation, negotiation, execution and delivery of the purchase agreement. We have also agreed to pay all reasonable fees and expenses incurred by Acqua Wellington in connection with any amendments, modifications or waivers of the purchase agreement, or incurred in connection with the enforcement of the purchase agreement, including without limitation, all reasonable attorneys' fees and expenses.

     The purchase agreement as executed and as amended and restated as of December 20, 2000 has been incorporated by reference into and has been filed as an exhibit to the registration statement of which this prospectus forms a part.

                                 LEGAL MATTERS

     Latham & Watkins, San Diego, California, will pass upon the validity of the securities being offered by this prospectus.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Leap Wireless International, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and for the period from June 24, 1998 (inception) to December 31, 1998 of Pegaso Telecomunicaciones, S.A. de C.V. incorporated in this prospectus by reference to the Annual Report on Form 10-K/A Amendment No. 2 of Leap Wireless International, Inc. for the year ended August 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee........................................  $264,000
Fees and Expenses of the Trustee............................    10,000
Printing and Engraving Expenses.............................   100,000
Legal Fees and Expenses.....................................   100,000
Accounting Fees and Expenses................................    50,000
Miscellaneous...............................................    26,000
                                                              --------
  Total.....................................................  $550,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Officers and directors of Leap are covered by the provisions of the DGCL, the charter, the bylaws, individual indemnification agreements with Leap and insurance policies which serve to limit, and, in some instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

     Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to Leap or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of Leap will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability:

     - for any breach of the director's duty of loyalty to Leap or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or

     - for any transaction from which the director derived an improper personal benefit.

     Indemnification and Insurance. As a Delaware corporation, Leap has the power, under specified circumstances generally requiring the directors or officers to have acted in good faith and in a manner they reasonably believe to be in or not opposed to Leap's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of Leap, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of Leap's directors and officers to the full extent provided by Delaware corporate law. In addition, Leap has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

     Leap has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of Leap, or is or was a director or officer of Leap serving at the request of Leap as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Leap would have the power or obligation to indemnify him or her against such liability under the provisions of its charter or bylaws.

ITEM 16. EXHIBITS

     (a) Exhibits


     EXHIBIT
     NUMBER                             DESCRIPTION
     -------                            -----------
     1.1*       Underwriting Agreement.

     3.1(1)     Amended and Restated Certificate of Incorporation of the
                Registrant.

     3.1.1(2) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.

     3.2(1)     Amended and Restated Bylaws of the Registrant.

     3.3(3)     Form of Certificate of Designation of Series A Junior
                Participating Preferred Stock of Registrant.

     4.1(1)     Form of Common Stock Certificate.

     4.2.1(4)   Letter, dated as of May 5, 1999, from Qualcomm Incorporated
                (Qualcomm) to the Registrant.

     4.2.2(5)   Superceding Warrant, dated as of August 9, 1999, issued to
                Qualcomm.

     4.2.3(5) Form of Voting Agreement, dated as of April 1, 1999, between the Registrant and various officers and directors of Qualcomm.

     4.2.4(5) Amended and Restated Agreement Concerning Share Ownership, dated as of August 4, 1999, between the Registrant and Qualcomm.

     4.3.1(3) Rights Agreement, dated as of September 14, 1998, between the Registrant and Harris Trust Company of California.

     4.3.2(6)   First Amendment to Rights Agreement, dated as of February 8,
                2000, between Leap Wireless International, Inc. and Harris
                Trust Company of California.

     4.3.3(6)   Second Amendment to Rights Agreement, dated as of March 30,
                2000, between Leap Wireless International, Inc. and Harris
                Trust Company of California.

     4.4(7) Warrant Agreement, dated as of February 23, 2000, by and between the Registrant and State Street Bank and Trust
                Company (including Form of Warrant Certificate).

     4.5(7)     Warrant Registration Rights Agreement, dated as of February
                23, 2000, by and between the Registrant and Morgan Stanley &
                Co. Incorporated.

     4.6+       Form of Indenture.

     4.7*       Form of Debt Security.

     4.8*       Form of Warrant.

     4.9+       Form of Warrant Agreement.

     4.10+      Form of Deposit Agreement.

     4.11*      Form of Rights Agreement.

     4.12+ Amended and Restated Common Stock Purchase Agreement, effective as of December 20, 2000, by and between the Registrant and Acqua Wellington North American Equities
                Fund, Ltd.

     5.1+       Opinion of Latham & Watkins.

    23.1+       Consent of Latham & Watkins. Reference is made to Exhibit
                5.1.

    23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.3        Consent of PricewaterhouseCoopers, independent accountants.

     EXHIBIT
     NUMBER                             DESCRIPTION
     -------                            -----------

    24.1+ Powers of Attorney (contained on the signature page of this Registration Statement).

    25.1*       Statement of Eligibility of Trustee on Form T-1.

-------------------------
+   Previously filed.

 * To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1) Filed as an exhibit to Leap's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to Leap's Current Report on Form 8-K dated September 28, 2000 and incorporated herein by reference.

(3) Filed as an exhibit to Leap's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(4) Filed as an exhibit to Leap's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the SEC on April 14, 1999, and incorporated herein by reference.

(5) Filed as an exhibit to Leap's Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-64459), and incorporated herein by reference.

(6) Filed as an exhibit to Leap's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000, as filed with the SEC on July 17, 2000, and incorporated herein by reference.

(7) Filed as an exhibit to Leap's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, as filed with the SEC on April 14, 2000, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on June 11, 2001.


                                          By :    /s/ JAMES E. HOFFMANN
                                            ------------------------------------
                                                     James E. Hoffmann
                                               Senior Vice President, General
                                                         Counsel and
                                                         Secretary


     Under the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



                         SIGNATURE                                      TITLE                  DATE
                         ---------                                      -----                  ----

                   /s/ HARVEY P. WHITE*                      Chief Executive Officer and   June 11, 2001
-----------------------------------------------------------            Director
                      Harvey P. White

                 /s/ THOMAS D. WILLARDSON*                      Senior Vice President,     June 11, 2001
-----------------------------------------------------------     Finance and Treasurer
                   Thomas D. Willardson

                   /s/ SUSAN G. SWENSON*                      President, Chief Operating   June 11, 2001
-----------------------------------------------------------      Officer and Director
                     Susan G. Swenson

                    /s/ JILL E. BARAD*                                 Director            June 11, 2001
-----------------------------------------------------------
                       Jill E. Barad

                  /s/ THOMAS J. BERNARD*                      Vice Chairman and Director   June 11, 2001
-----------------------------------------------------------
                     Thomas J. Bernard

             /s/ ALEJANDRO BURILLO AZCARRAGA*                          Director            June 11, 2001
-----------------------------------------------------------
                Alejandro Burillo Azcarraga

                   /s/ ANTHONY R. CHASE*                               Director            June 11, 2001
-----------------------------------------------------------
                     Anthony R. Chase

                                                                       Director            June   , 2001
-----------------------------------------------------------
                      Robert C. Dynes

                    /s/ SCOT B. JARVIS*                                Director            June 11, 2001
-----------------------------------------------------------
                      Scot B. Jarvis

                  /s/ MICHAEL B. TARGOFF*                              Director            June 11, 2001
-----------------------------------------------------------
                    Michael B. Targoff

                         SIGNATURE                                      TITLE                  DATE
                         ---------                                      -----                  ----

                 /s/ JEFFREY P. WILLIAMS*                              Director            June 11, 2001
-----------------------------------------------------------
                    Jeffrey P. Williams

                * By: /s/ JAMES E. HOFFMANN
  ------------------------------------------------------
                     James E. Hoffmann
                     Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
 1.1*       Underwriting Agreement.
 3.1(1)     Amended and Restated Certificate of Incorporation of the
            Registrant.
 3.1.1(2)   Certificate of Amendment of Amended and Restated Certificate
            of Incorporation of the Registrant.
 3.2(1)     Amended and Restated Bylaws of the Registrant.
 3.3(3)     Form of Certificate of Designation of Series A Junior
            Participating Preferred Stock of Registrant.
 4.1(1)     Form of Common Stock Certificate.
 4.2.1(4)   Letter, dated as of May 5, 1999, from Qualcomm Incorporated
            (Qualcomm) to the Registrant.
 4.2.2(5)   Superceding Warrant, dated as of August 9, 1999, issued to
            Qualcomm.
 4.2.3(5)   Form of Voting Agreement, dated as of April 1, 1999, between the Registrant and various officers and directors of
            Qualcomm.
 4.2.4(5)   Amended and Restated Agreement Concerning Share Ownership,
            dated as of August 4, 1999, between the Registrant and
            Qualcomm.
 4.3.1(3)   Rights Agreement, dated as of September 14, 1998, between
            the Registrant and Harris Trust Company of California.
 4.3.2(6)   First Amendment to Rights Agreement, dated as of February 8,
            2000, between Leap Wireless International, Inc. and Harris
            Trust Company of California.
 4.3.3(6)   Second Amendment to Rights Agreement, dated as of March 30,
            2000, between Leap Wireless International, Inc. and Harris
            Trust Company of California.
 4.4(7)     Warrant Agreement, dated as of February 23, 2000, by and
            between the Registrant and State Street Bank and Trust
            Company (including Form of Warrant Certificate).
 4.5(7)     Warrant Registration Rights Agreement, dated as of February
            23, 2000, by and between the Registrant and Morgan Stanley &
            Co. Incorporated.
 4.6+       Form of Indenture.
 4.7*       Form of Debt Security.
 4.8*       Form of Warrant.
 4.9+       Form of Warrant Agreement.
 4.10+      Form of Deposit Agreement.
 4.11*      Form of Rights Agreement.
 4.12+      Amended and Restated Common Stock Purchase Agreement,
            effective as of December 20, 2000, by and between the
            Registrant and Acqua Wellington North American Equities
            Fund, Ltd.
 5.1+       Opinion of Latham & Watkins.
23.1+       Consent of Latham & Watkins. Reference is made to Exhibit
            5.1.
23.2        Consent of PricewaterhouseCoopers LLP, independent
            accountants.
23.3        Consent of PricewaterhouseCoopers, independent accountants.
24.1+       Powers of Attorney (contained on the signature page of this
            Registration Statement).
25.1*       Statement of Eligibility of Trustee on Form T-1.


---------------
+   Previously filed.

 * To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1) Filed as an exhibit to Leap's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to Leap's Current Report on Form 8-K dated September 28, 2000 and incorporated herein by reference.

(3) Filed as an exhibit to Leap's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(4) Filed as an exhibit to Leap's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the SEC on April 14, 1999, and incorporated herein by reference.

(5) Filed as an exhibit to Leap's Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-64459), and incorporated herein by reference.

(6) Filed as an exhibit to Leap's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000, as filed with the SEC on July 17, 2000, and incorporated herein by reference.

(7) Filed as an exhibit to Leap's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, as filed with the SEC on April 14, 2000, and incorporated herein by reference.